Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

INTCOMEX, INC.

Offer to Exchange Its 13 1/4% Second Priority Senior Secured Notes due 2014,

which have been registered under the Securities Act of 1933, as amended,

for any and all Outstanding

13  1/4% Second Priority Senior Secured Notes due 2014

This form or one substantially equivalent hereto must be used to accept the offer (the “Exchange Offer”) of Intcomex, Inc. (the “Issuer”) made pursuant to the Prospectus, dated                     , 2011 (the “Prospectus”) and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if certificates for the Initial Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 P.M., New York City time, on the expiration date of the Exchange Offer. Such form may be delivered by mail or hand delivery to The Bank of New York Mellon (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the expiration date of the Exchange Offer. Capitalized terms not defined herein are defined in the Letter of Transmittal.

Delivery to: The Bank of New York Mellon, Exchange Agent

By Registered and Certified Mail:

The Bank of New York Mellon

Corporate Trust Operations

Reorganization Unit

480 Washington Boulevard—27th Floor

Jersey City, N.J. 07310

Attn: Mr. David Mauer

By Overnight Courier or Regular Mail:

The Bank of New York Mellon

Corporate Trust Operations

Reorganization Unit

480 Washington Boulevard—27th Floor

Jersey City, N.J. 07310

Attn: Mr. David Mauer

By Hand Delivery:

The Bank of New York Mellon

Corporate Trust Operations

Reorganization Unit

480 Washington Boulevard—27th Floor

Jersey City, N.J. 07310

Attn: Mr. David Mauer

By Facsimile Transmission:

Corporate Trust Operations

Reorganization Unit

Attn: Mr. David Mauer

(212) 298-1915

Confirm by telephone:

(212) 815-3687

For information, call:

(212) 815-3687

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Initial Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedure” section of the Prospectus.

Principal Amount of Initial Notes Tendered:

$

Certificate Nos. (if available):

If Initial Notes will be delivered by book-entry transfer to The Depositary Trust Company, provide account number.

Account Number

Name(s) of Record Holders(s):

Address(es): Area Code and Telephone Number(s): Signature(s):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the certificates representing all tendered Initial Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:

Date:

Area Code and
Telephone Number: